Exhibit 21.1

SUBSIDIARIES OF ZYNGA INC.

Town’s End Studios LLC (Delaware)

Big Dog Holdings LLC (California)

Little Dog Domestic Holdings LLC (California)

ZINT Holdings LLC (California)

Echtra Games, Inc. (California)

Chartboost, Inc. (California)

Zynga Game Canada Ltd. (Canada)

Zynga Game Ireland Limited (Ireland)

Zynga Game International Limited (Ireland/Jersey)

Zynga Game Network India Private Limited (India)

NaturalMotion Limited (United Kingdom)

NaturalMotion Games Limited (United Kingdom)

NaturalMotion Software Limited (United Kingdom)

Gram Games Limited (United Kingdom)

Zynga Finland Oy (Finland)

Small Giant Games Oy (Finland)

Gram Games Teknoloji A.S. (Turkey)

Zynga Turkey Oyun Anonim Şirketi (Turkey)

Peak Oyun Yazilim ve Pazarlama Anonim Sirketi (Turkey)

Rollic Games Oyun Yazilim ve Pazarlama Sirketi Anonim (Turkey)

Zynga Israel Ltd (Israel)

Chartboost B.V. (Netherlands)

Chartboost Tech, S.L. (Spain)

Lvy Technology Limited (China)

Beijing StarLark Technology Co. Ltd (China)

Creasaur Teknoloji Ticaret A.S. (Turkey)

Zero Sum Teknoloji A.S. (Turkey)

Forgerhero Ticaret L.S. (Turkey)